                                                                   Exhibit 10.32


                                    AGREEMENT

                  THIS AGREEMENT is made as of this 20th day of March, 2000, by and among 360NETWORKS INC., a company continued under the laws of Canada (formerly known as Worldwide Fiber Inc.) ("360"), WORLDWIDE FIBER NETWORKS LTD., a Canadian company incorporated in the Province of Alberta (`WFN"), LEDCOR COMMUNICATIONS LTD., a Canadian company incorporated in the province of Alberta, LEDCOR INDUSTRIES, INC., a Washington corporation, WORLDWIDE FIBER (USA), INC., a Nevada corporation (formerly known as Pacific Fiber Link, Inc.) (the "Company"), MI-TECH COMMUNICATIONS, LLC, a Wisconsin limited liability company ("Mi-Tech"), LEDCOR INC., a Canadian company incorporated in the Province of Alberta and MICHELS PIPELINE CONSTRUCTION, INC., a Wisconsin corporation ("Michels").


                                  WITNESSETH :

                  WHEREAS, the parties entered into a Shareholders' Agreement, dated December 31, 1998, a copy of which is attached hereto as EXHIBIT A (the "Shareholders' Agreement");

                  WHEREAS, Mi-Tech is the holder of 50 shares of Class A Voting Preferred Stock and 50 shares of Non-Voting Common Stock of the Company (collectively referred to herein as the "Company Shares");

                  WHEREAS, among other things, the Shareholders' Agreement provides Mi-Tech with an option to convert its Company Shares into shares of 360 in the event 360 effects an underwritten initial public offering of its stock (the "IPO");

                  WHEREAS, Articles IV, V and VI of the Shareholders' Agreement set forth the manner in which the Company Shares are to be converted into shares of 360 of the same class and series to be offered to the public;

                  WHEREAS, 360 and Mi-Tech wish to forego the procedures set forth in Articles IV, V and VI of the Shareholders' Agreement and instead set forth herein the agreement of 360 and Mi-Tech with respect to the amount of 360 shares Mi-Tech will receive in exchange for the Company Shares;

                  WHEREAS, Mi-Tech has agreed to exchange the Company Shares for fully paid and non-assessable Class A Subordinate Voting Shares (the "Class A Subordinate Voting Shares") of 360 pursuant to this Agreement; and

                  WHEREAS, 360, Mi-Tech and the other parties to this Agreement also wish to set forth herein other agreements which relate to 360, Mi-Tech, the Company, the other parties to this Agreement and the Shareholders' Agreement.

                  NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                  Section 1. CONVERSION OF COMPANY SHARES INTO 360 SHARES. Subject to the terms and conditions set forth in this Agreement, at the Closing (as hereinafter defined), all Company Shares held by Mi-Tech shall be transferred to 360 and 360 shall, in the manner provided below, issue in exchange therefor, the number of shares of Class A Subordinate Voting Shares equal to the quotient obtained by dividing Three Hundred and Twelve Million Dollars (US$312,000,000) by the initial public offering price to the public per share of the Class A Subordinate Voting Shares as reflected in the final prospectus distributed in connection with the IPO (the "IPO Price"). Such transaction is hereinafter referred to as the "Exchange". Mi-Tech hereby assigns to William Blair & Company ("Blair") 2% of the subscription rights held by Mi-Tech in connection with the Exchange, so that Blair shall receive 2% of the Class A Subordinate Voting Shares to be issued in the Exchange.

                  Section 2. CLOSING; EXCHANGE OF SHARES; VALIDITY OF WORLDWIDE SHARES.

                  (a) CLOSING. Subject to the terms and conditions set forth in this Agreement, the closing of the Exchange (the "Closing") shall take place at such location as 360 shall specify by notice in writing to Mi-Tech, on the day of and immediately prior to the IPO, or on such other Business Day as may be agreed to in writing by Mi-Tech and 360 (the "Closing Date"). For purposes of this Agreement, "Business Day" means any day other than a Saturday, a Sunday or a day when commercial banks in Vancouver, British Columbia are required to be closed.

                  (b) EXCHANGE. At the Closing, Mi-Tech shall cause to be delivered to Worldwide certificates representing Mi-Tech's Company Shares together with such documents and instruments of transfer necessary or required to transfer the Company Shares on the books of the Company into the name of 360, and, within three (3) Business Days after the Closing, 360 shall deliver (i) to Mi-Tech a certificate or certificates representing ninety-eight percent (98%) of the Class A Subordinate Voting Shares to be issued in the Exchange; and (ii) to Blair a certificate or certificates representing two percent (2%) of the Class A Subordinate Voting Shares issuable in the Exchange. Each certificate representing 360 Shares issued to Mi-Tech and to Blair shall have a legend containing the following:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN QUALIFIED FOR PUBLIC DISTRIBUTION IN CANADA AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH APPLICABLE CANADIAN SECURITIES LAWS AND THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.

         IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE WORLDWIDE FIBER, INC. SHAREHOLDERS AGREEMENT, DATED

         AS OF SEPTEMBER 9, 1999, AS AMENDED, BY THE CORPORATION AND THE PARTIES THERETO, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE CORPORATION.

The requirement that the above securities legend be placed upon certificates evidencing any such securities shall cease and terminate upon the earliest of the following events: (a) when such securities are transferred in a registered offering subsequent to the IPO; (b) when such securities are transferred pursuant to Rule 144 under the 1933 Act; or (c) when such securities are transferred in any other transaction if the seller delivers to 360 an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to 360, to the effect that such legend is no longer necessary in order to protect 360 against a violation by it of applicable securities laws upon any sale or other disposition of such securities without registration thereunder. The requirement that the above legend regarding the Shareholders Agreement of 360, dated September 9, 1999, as amended (the "360 Shareholders Agreement") be placed upon certificates evidencing any such securities shall cease and terminate upon the termination of the 360 Shareholders Agreement. Upon the occurrence of any event requiring the removal of a legend hereunder, 360, upon the surrender of certificates containing such legend, shall, at its own expense, deliver immediately to the holder of any such securities as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such securities not bearing such legend.

                  (c) CLOSING ESCROW AGREEMENT. As soon as practicable after the execution of this Agreement 360, Mi-Tech and Michels shall execute and deliver a Closing Escrow Agreement (the "Closing Escrow Agreement") in the form attached as EXHIBIT B, and each of 360, Mi-Tech and Michels shall deliver to the escrow agent named in the Closing Escrow Agreement (the "Closing Escrow Agent") the closing documents described in the Closing Escrow Agreement as being delivered by such party.

                  (d) VALIDITY OF SHARES. The Class A Subordinate Voting Shares to be issued in the Exchange shall be duly authorized by all necessary corporate action by 360 and, upon issuance in accordance with the provisions of Sections 1 and 2 of this Agreement, such Class A Subordinate Voting Shares to be issued in the Exchange shall be validly issued, fully paid and nonassessable.

                  (e) NO FRACTIONAL SHARES. Notwithstanding any other provision in this Agreement, no certificates or scrip for fractional shares of Class A Non-Voting stock shall be issued in the Exchange. In lieu of any such fractional shares, Mi-Tech or Blair, as the case may be, shall be entitled to receive a cash payment equal to such fraction multiplied by the IPO Price.

                  Section 3. REGISTRATION RIGHTS. The parties acknowledge that the Registration Rights Agreement attached hereto as EXHIBIT C (the "Registration Rights Agreement") shall be executed and delivered by 360 and Mi-Tech pursuant to the Closing Escrow Agreement and that such Registration Rights Agreement shall be effective concurrent with the Closing.

                  Section 4. CONTINUANCE OF INDEMNIFICATION OBLIGATIONS. The agreements and obligations of the Company set forth in the 3rd and 4th sentences of Section 1.2 of the Shareholders' Agreement shall survive the termination of the Agreement.

                  Section 5. [DELETED]

                  Section 6. GOVERNING AGREEMENT. Section 3.2(b) of the Governing Agreement by and among Worldwide Fiber Ltd., Mi-Tech, Ledcor Inc., Michels, Ledcor Industries Inc. and the Company, dated August 31, 1998 shall survive the termination of the Shareholders' Agreement. For convenience of reference, Section 3.2(b) provides as follows:

         "Ledcor or its affiliates shall use their best reasonable commercial efforts to obtain releases of all guarantees given by Mi-Tech or Michels and, to the extent that such guarantees are not released, Ledcor will defend, indemnify and save harmless Mi-Tech and Michels (the "Indemnified Persons") or either of them from and against all actions, proceedings, demands, claims, liabilities, losses, damages, judgments, costs and expenses including, without limiting the generality of the foregoing, reasonable legal fees and disbursements which the Indemnified Persons or either of them may be liable to pay or may incur by reason of such guarantees."

                  Section 7. TERMINATION OF AGREEMENT; SURVIVAL. Upon the Closing, the Shareholders' Agreement shall terminate except to the extent specifically set forth herein and except for Sections 1.4, 1.5, 1.6, 3.4 and
14.10 of the Shareholders' Agreement, all of which shall survive termination of the Shareholders' Agreement, and all of which shall be amended by deleting the same and replacing the same with the following.

                  1.4 SCOPE OF BUSINESS

                  The parties hereto acknowledge and agree that the Company's scope of business ("Scope of Business") shall be to continue the development of the fiber optic builds within the continental United States and to undertake within the continental United States and any festoons between cities in the continental United States (the "Territory") any and all projects as developer related to the development of telecommunications infrastructures, including conduits, design, management of construction, marketing, management of maintenance, operation, ownership and/or management, of all conduit and rights-of-way associated with related copper cable, fiber optic cable and coaxial cable telecommunications and transmission systems, ownership and operation of, and the selling and reselling of, capacity, or any similar such functions or services that can reasonably be included in the definition of telecommunications development within the Territory.

                  1.5 COMMITMENTS OF MICHELS

                  (a) Michels commits to support and assist the Company in its strategy of developing fiber optic systems in the Territory. Michels shall provide the Company with general advice and assistance in complying with labor or other union issues and such requirements pertinent to all projects of the Company. In addition, Michels shall provide the Company upon request the following services to support the direct staff of the Company:

                           (i) general advice and assistance concerning the
                  design, marketing and construction of projects of the Company;

                           (ii) general referrals to all contacts and resources
                  in the construction industry, especially but not limited to potential clients on the Company's development projects; and

                           (iii) construction services and ancillary equipment
                  of the type provided generally to its customers for installation of fiber optic systems.

         All services provided to the Company pursuant to Section 1.5(a)(iii) shall be provided at a cost to the Company equal to Cost (as hereinafter defined) plus twenty-five percent (25%). For purposes hereof, "Cost" shall mean the actual allocated cost of Michels, as determined by its accountants, including the costs of materials, supplies, equipment, labor and overhead and including allocation of a reasonable amount of administrative services. All services other than those specified in this Section 1.5(a)(iii) shall be provided at no cost to the Company.

                  (b) Notwithstanding the good faith commitment of Michels to support and assist the Company, Michels shall not be required to provide any services until the Company has used its best efforts to exhaust any and all other alternatives, Michels shall not have any obligation to suspend or otherwise delay any work on any other project for any customer in order to provide such services, whether incurring a penalty or not, and Michel's obligations to provide any such services shall be subject to the availability of necessary personnel (both management and crew), equipment and supplies. The Company shall provide as much notice as is practicable in advance of requesting services hereunder. The sufficiency of the services and the control and management of any and all aspects of any services shall be determined and controlled by Michels.

                  (c) The obligations of Michels under this Section 1.5 shall expire on December 31, 2002.

                  1.6 EXCLUSIVITY; NONCOMPETITION.

                  (a) Neither Mi-Tech, Michels nor any of their respective Affiliates (collectively, the "Michel's Group") shall undertake any project within the Company's Scope of Business, except through the Company and no member of the Michel's Group shall acquire an ownership interest in, or render advice or assistance to, or engage in any business, incorporated or otherwise, which undertakes such projects, except that, beginning on the earlier of April 15, 2000 or the date that is 12 months after the closing of the IPO any member of the Michel's Group may engage in telecommunications construction projects, including, without limitation, the construction of telecommunication facilities for which one or more members of the Michel's Group receives consideration, directly or indirectly, in the form of, in whole or in part, the securities (including, but not limited to common equity, partnership interests, warrants, debt and convertible instruments) or personal or real property of any of the owners or developers of such projects or facilities or securities or real or personal property of one or more Affiliates of such owners or developers; PROVIDED THAT:

                  (i) no member or members of the Michel's Group, individually or together, shall be permitted to receive consideration in the form of such securities if the receipt of such securities would result in a member or members of the Michel's Group, individually or together, beneficially owning securities, directly or indirectly representing Control of the issuer of such securities; and

                  (ii) if a member of the Michel's Group receives, or has entered into a legally binding contract to receive, title to such property in the form of telecommunications assets (whether conduits, ducts, fiber cable, coaxial cable, bandwidth or otherwise) in the Territory, WFI shall have a right of first refusal to purchase such assets (the "Right of First Refusal"), which Right of First Refusal shall be on the following terms:

                           A. Michels and Mi-Tech shall not, and shall cause the other members of the Michel's Groups not to, sell, transfer or otherwise dispose of, or offer to sell, transfer or otherwise dispose of, all or any part of such assets, except in compliance with the terms of this Right of First Refusal.

                           B. Mi-Tech and Michels shall provide notice in writing (a "Clause B "Offer") to WFI of the receipt by any member of the Michel's Group of any such assets, such notice to be provided within 30 days of such receipt. The Clause B Offer shall provide reasonable particulars of the nature of such assets, and shall state the price (expressed only in lawful money of the United States) and other terms (such other terms shall be reasonable in the circumstances) on which such member of the Michel's Group is prepared to sell all or any part of such assets to WFI. Michels and Mi-Tech shall forthwith provide such additional information on such assets as WFI may reasonably request. The Clause B Offer shall be open for acceptance by WFI for a period of 30 days after its receipt by WFI. WFI may accept the Clause B Offer as to all or any contiguous part of such assets. If and to the extent the Clause B Offer is not accepted, the applicable member of the Michel's Group may sell, transfer, or otherwise dispose of such assets, as described in the Clause B Offer, to any other person, firm or corporation, but only for consideration and on terms not more favorable to such person, firm or corporation than those set out in the Clause B Offer, and only within a period of six months after the expiration of the period for acceptance by WFI and, if such member of the Michel's Group does not do so, the provisions of this Clause (B) will again become applicable to the sale, transfer or other disposition of such assets, and so on from time to time.

                           C. If, during the six month period referred to in Clause (B), the applicable member of the Michel's Group wishes to transfer such assets to a third party (the "Third Party") at a price or on terms more favorable than the price and terms specified in the last Offer by such member of the Michel's Group to WFI under Clause (B), then such member of the Michel's Group shall deliver to WFI a notice in writing (the "Clause C Offer") together with a copy of the agreement that such member of the Michel's Group proposes to enter into with such third party (the "Third Party Agreement"). The Clause C Offer shall be an offer to sell to WFI all or part of such assets that are the subject matter of the Third Party Agreement on the terms and conditions referred to in the Third Party Agreement. Michel's and Mi-Tech shall forthwith provide to WFI such additional information on such assets as WFI may reasonably request. The Offer shall be open for acceptance by WFI for a period of 10 Business Days (as defined in Clause (D)) after its receipt by WFI. WFI may accept the offer as to all or any contiguous part of such assets. If and to the extent that the Clause C Offer is not accepted, the applicable member of the Michel's Group may transfer such assets, as described in the Clause C Offer, to the Third Party at the price and terms specified in the Third Party Agreement and, if the applicable member of the Michel's Group does not do so, the provisions of Clause (B) and this Clause (C) will again become applicable to the sale, transfer or other disposition of such assets, and so on from time to time.

                           D. The closing of any purchase and sale of assets to be effected as a result of the acceptance of a Clause B Offer or a Clause C Offer by WFI shall take place at the offices of WFI at a date and time that is mutually acceptable to the applicable member of the Michel's Group, or, if no date and time for closing are so agreed upon, the time for closing shall be 11:00 a.m. (Vancouver, B.C.
                                    time) on the 20th Business Day following the acceptance of the Offer by WFI. For the purposes of this Clause (C) and Clause (D), "Business Day" means any day other than a Saturday and Sunday or a day when commercial banks in Vancouver, British Columbia, are required to be closed. At the time of closing, the applicable member of the Michels Group shall deliver or cause to be delivered to WFI or its nominee such transfer documents as WFI may reasonably request to transfer good and marketable title in such assets to WFI or its nominee, free and clear of any mortgage, lien, charge, pledge, hypothecation, security interest, encumbrance, restriction, covenant, right, demand or adverse claim of any kind, and the members of the Michels Group shall execute and deliver any further instruments or documents and take all such further actions as WFI may reasonably request in order to evidence or effect such transfer, against delivery by WFI or its nominee of payment of the purchase price for such assets.

                           E. Except with respect to any Clause B Offer or Clause C Offers that have been made prior to December 31, 2002 (or that were required to have been made in accordance with the terms of this Agreement prior to such date), the obligations of Mi-Tech and Michels under this Section 1.6 shall expire on December 31, 2002.

                  (b) Notwithstanding the foregoing, the Parties acknowledge and agree that Worldwide and Michels are leading construction contractors with special expertise in telecommunications construction (the "Core Business"). The Parties expressly agree that no provision of this Agreement or any other agreement between them shall be interpreted as to restrain or in any manner impede Michels or any member of the Michel's Group, Ledcor or Worldwide from performing such Core Business, for consideration consisting of cash or cash equivalents, except that until December 31, 2002, Michels and Mi-Tech shall, and shall cause the other members of the Michels Group to, use their good faith reasonable efforts not to perform telecommunications construction on the same right of way as a competing contractor on contracts in excess of 50 miles within 50 miles of any point along a contiguous 50-mile segment of an Active Company Project. For purposes of this Section 1.6(b), an "Active Company Project" shall mean any project being undertaken by the Company with respect to which the Company has secured the legal right to commence construction on a contiguous 50 or more miles segment of the route (including attempting to own or license the applicable right of way and to obtain all building and construction permits and franchises for such segment), has commenced construction with respect to such contiguous 50 or more miles segment, and has executed at least one contract with a purchaser of strands."

                  3.4 ADDITIONAL FIBER OPTIONS.

                  (a) Mi-Tech provided, and the original execution of this Agreement constituted, an option to the Company to purchase from Mi-Tech and its Affiliates 24 strands of the existing Montreal to Albany fiber optic build owned by Mi-Tech and its Affiliates, at a price and on terms no less favorable than the price paid by any third party for the purchase of an equivalent number of strands of the Montreal to Albany build. Such option was to be exercisable commencing on the date such strands were available and was to terminate one year thereafter; provided, that if no third party had purchased an equivalent number of strands of the Montreal to Albany build prior to exercise of the option, the exercise price and terms upon which the option was to be exercisable was to be as mutually agreed by Mi-Tech and the Company.

                  (b) Mi-Tech and the Company acknowledge and agree that the Company has exercised such option and that Mi-Tech and the Company have reached agreement on the principal terms applicable to the purchase of such strands. Mi-Tech and the Company shall negotiate reasonably and in good faith to conclude a definitive agreement for such purchase.

                  14.10 DEFINITIONS

                  The following terms shall have the following meanings:

                  "Affiliate" means any Person that directly or indirectly controls, or is under common control with, or is controlled by another Person, where "control" means the possession, directly or indirectly, of more than fifty percent (50%) of the combined voting power of all outstanding securities, or the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) and shall be deemed to include senior executive officers of Mi-Tech or Michels.

                  "Company", for the purposes of Sections 1.4, 1.5 and 1.6, shall include the Company and its Affiliates.

                  "Control" shall mean, for the purpose of Section 1.6(a)(i), the ownership, possession or control, directly or indirectly, of:

                  (i) 5% of the issued and outstanding securities of Williams Communications Group, Inc., Broadcasting Communications Services Inc., Global Crossing Ltd., Colt Telecom Group plc, Level 3 Communications, Inc., Qwest Communications Corporation, GST Telecommunications Inc., Metromedia Fiber Network, Inc. or their publicly traded Affiliates; or;

                  (ii) securities representing 50% or more of the combined voting power of all outstanding securities of the issuer, or the direction of management policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); or

                  (iii) securities representing 50% or more of the combined equity of all outstanding securities of the issuer.

                  "Person" means any natural person, partnership, corporation or other legal entity.

                  Capitalized terms used above and not defined shall have the meaning set forth in the Shareholders' Agreement.

                  Section 8. IPO DATE. In the event the IPO is terminated or does not close on or before June 1, 2000 thereby preventing the conversion of the Company Shares into Class A Subordinate Voting Shares pursuant to this Agreement by or before June 1, 2000, this Agreement shall be null and void and the Shareholders' Agreement shall remain in full force and effect as if

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the IPO Notice (as defined in the Shareholders' Agreement) provided by 360 on
November 19, 1999 had never been provided.

                  Section 9. REPRESENTATIONS AND WARRANTIES OF 360. 360 hereby represents and warrants to Mi-Tech and Michels as of the date hereof and, unless otherwise provided, as of the Closing Date as follows:

                  (a) 360 is a corporation, duly organized, validly existing and in good standing under the CANADA BUSINESS CORPORATIONS ACT, and has all requisite corporate power and authority to enter into and carry out the transactions contemplated by this agreement.

                  (b) The execution and delivery by 360 of this Agreement, the Registration Rights Agreement and the Closing Escrow Agreement (collectively, "360 Transaction Documents") and the performance by 360 of its obligations hereunder and thereunder has been duly authorized by all requisite corporate action on the part of 360. Each 360 Transaction Document constitutes a legal, valid and binding agreement of 360, enforceable against 360 in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by equitable principles generally, whether enforced in a court of law or at equity.

                  (c) The execution, delivery and performance by 360 of the 360 Transaction Documents and the consummation by 360 of the transactions contemplated thereby will not (i) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets;
         (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract to which 360 is a party that would materially adversely affect 360's ability to consummate the transactions contemplated by any 360 Transaction Document or perform its obligations under any Transaction Document; or
         (iii) violate its constating documents.

                  (d) The authorization, issuance, sale and delivery of the Class A Subordinate Voting Shares to Mi-Tech and Blair pursuant to this Agreement have been duly authorized by all requisite corporate action on the part of 360, and when issued, sold and delivered in accordance with this Agreement, will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof and not subject to preemptive or similar rights of the shareholders of 360 or others, except as set out in the Shareholders Agreement and the 360 Transaction Documents.

                  (e) Assuming the accuracy of the representations and warranties contained in Section 10 hereof in the case of Mi-Tech and the representations and warranties made by Blair in the separate agreement referenced in Section 11 hereof, in the case of Blair, the offer, sale and/or the issuance and delivery of the Class A Subordinate Voting Shares to

         Mi-Tech and to Blair as contemplated herein is exempt from the prospectus and registration requirements under applicable securities laws.

                  (f) No permit, authorization, consent or approval of or by, or any notification of or filing with, any government, regulatory authority, governmental department, agency, commission, board, tribunal, crown corporation, or court or other law, rule or regulating-making entity having or purporting to have jurisdiction on behalf of any nation, or province or state or other subdivision thereof or any municipality, district or other subdivision thereof; (a "Governmental Authority") or any individual, sole proprietorship, general, limited or any other partnership, limited liability company, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, or other entity, and a natural person in such person's capacity as trustee, executor, administrator or other legal representative (collectively, with Governmental Authority, a "Person") is required in connection with the execution, delivery and performance by 360 of any 360 Transaction Document, the consummation by 360 of the transactions contemplated hereby or thereby, or the issuance, sale or delivery of the Class A Subordinate Voting Shares to Mi-Tech and Blair (other than such notifications or filings required under applicable securities laws, if any, which shall be made by 360 on a timely basis and other than provided for in any 360 Transaction Document).

                  (g) 360 acknowledges and agrees that the foregoing representations, warranties and covenants set out herein are made by 360 with the intent that they be relied upon by Mi-Tech in determining its willingness to effect the Exchange. 360 further agrees that by accepting the Company Shares, 360 shall be representing and warranting that the foregoing representations and warranties are true as at the Closing Date with the same force and effect as if they had been made by 360 at the Closing Date. 360 undertakes to notify Mi-Tech in writing of any change in any representation, warranty or other information relating to 360 set forth herein that takes place prior to the Closing Date.

                 Section 10. REPRESENTATIONS AND WARRANTIES OF MICHELS AND MI-TECH. Michels and Mi-Tech represent, warrant and acknowledge to 360 as of the date hereof and, unless otherwise provided, as of the Closing Date, as follows:

                  (a) Mi-Tech is acquiring Class A Subordinate Voting Shares as principal with an aggregate acquisition cost to Mi-Tech of not less than C$150,000 and is purchasing the Class A Subordinate Voting Shares for investment only and not with a view to resale or distribution in violation of applicable securities laws.

                  (b) Mi-Tech, if a "U.S. Person" (as defined in Regulation S under the United States Securities Act of 1993, as amended (the "1933 Act"), is an "Accredited Investor" (as defined in Rule 501 under the 1933 Act). Mi-Tech is acquiring the Class A Subordinate Voting Shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Class A Subordinate Voting Shares in violation of the United States securities laws. If Mi-Tech decides to offer, sell or otherwise transfer any of the Class A Subordinate Voting Shares, it will not offer, sell or otherwise transfer any of such Class A Subordinate Voting Shares directly or indirectly, unless such sale is made in compliance with, or in reliance of an exemption from, the 1933 Act and applicable state securities laws. Mi-Tech understands and agrees that there may be material tax consequences to Mi-Tech of an acquisition or disposition of the Class A Subordinate Voting Shares and that, except as expressly set forth in this Agreement, 360 gives no opinion and makes no representation with respect to the tax consequences to Mi-Tech under United States, state, local or foreign tax law of Mi-Tech's acquisition or disposition of such securities.

                  (c) Mi-Tech acknowledges that no offering memorandum, prospectus or registration statement has been prepared or filed by 360 with any securities commission or similar authority in any jurisdiction in connection with the Exchange and the issue and sale of Class A Subordinate Voting Shares to Mi-Tech is subject to such sale being exempt from the requirements of applicable securities laws as to the filing of an offering memorandum, prospectus or registration statement.

                  (d) Mi-Tech has received and reviewed 360's Registration Statement on Form F-1 as filed with the Securities and Exchange Commission of the United States on January 28, 2000 and has had the opportunity to discuss the disclosure therein, as well as developments, concerning 360 and the industry in which it competes, with representatives of 360 and has received complete answers to all of its questions. Mi-Tech is not relying on any written or oral representations made by 360, except to the extent expressly provided in this Agreement.

                  (e) To Mi-Tech's knowledge, the Class A Subordinate Voting Shares were not advertised in printed media of general and regular paid circulation, radio or television and Mi-Tech has not purchased the Class A Subordinate Voting Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

                  (f) Mi-Tech has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder and is able to bear the economic risk of loss of such investment.

                  (g) Mi-Tech understands that the Class A Subordinate Voting Shares have not been and will not be registered under the 1933 Act, as amended, or the securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirements and Mi-Tech understands and agrees that the Class A Subordinate Voting Shares may not be traded in the United States or by or on behalf of a U.S. Person or a person in the United States unless permitted by the terms of the 360 Shareholders Agreement and either registered under the 1933 Act and any applicable state securities laws or an exemption from such registration requirements is available and that certificates representing the Class A Subordinate Voting Shares will bear a legend to such effect.

                  (h) Mi-Tech understands that no prospectus has been or will be filed in accordance with the securities laws, and the regulations thereunder, of, and the applicable published rules, policy statements, blanket orders and notices of the securities regulatory authorities in the provinces and territories of Canada (the "Canadian Securities Laws") qualifying the distribution of the Class A Subordinate Voting Shares in any province or territory of Canada and that the Class A Subordinate Voting Shares may not be offered or sold by Mi-Tech in any province or territory of Canada except pursuant to an applicable exemption from the prospectus requirements of the applicable Canadian Securities Laws and from a dealer appropriately registered under the applicable Canadian Securities Laws or, other than in Ontario, in accordance with an exemption from the registration requirements of such laws.

                  (i) Neither Mi-Tech nor Michels has employed any broker or finder in connection with the transactions contemplated by this agreement.

                  (j) The execution, delivery and performance by Mi-Tech and Michels of this Agreement, and the execution, delivery and performance by Mi-Tech of the 360 Transaction Documents and the Agreement to be Bound by the 360 Shareholders Agreement (collectively the "Mi-Tech Transaction Documents") and the consummation by Mi-Tech and Michels of the transactions contemplated hereby and thereby will not (i) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets; (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract to which Mi-Tech or Michels is a party that would materially adversely affect their ability to consummate the transactions contemplated by this agreement or perform their obligations under any Mi-Tech Transaction Documents; or (iii) violate its constating documents.

                  (k) Mi-Tech is duly organized and validly existing under the laws of the jurisdiction of its organization, and Michels is duly incorporated and validly existing under the laws of its jurisdiction of incorporation, and each has all partnership, corporate or company power, as applicable, and authority to enter into and carry out the transactions contemplated by each of the Mi-Tech Transaction Documents and the performance by them of their obligations hereunder and thereunder. Each of the Mi-Tech Transaction Documents has been duly authorized by all necessary action on the part of Mi-Tech and Michels. Each of the Mi-Tech Transaction Documents constitutes a valid and binding agreement of Mi-Tech, and this Agreement constitutes a valid and binding agreement of Michels, enforceable against Mi-Tech and Michels, as the case may be, in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by equitable principles generally whether enforced in a court of law or at equity.

                  (l) No permit, authorization, consent or approval of or by, or any notification of or filing with, any Person is required in connection with the execution, delivery and performance by Mi-Tech or Michels of any Mi-Tech Transaction Document, the consummation by Mi-Tech or Michels of the transactions contemplated hereby or thereby, or the issuance, purchase or delivery of the Mi-Tech Shares (other than such notifications or filings required under applicable securities laws, if any, which shall be made on a timely basis and other than provided for in any Mi-Tech Transaction Document).

                  (m) In respect of the Company Shares (i) no Person, other than 360 or WFN, has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from Mi-Tech of any of the Company Shares, (ii) no Person other than 360 or WFN has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of the Company, (iii) Mi-Tech is the registered and beneficial owner of the Company Shares, with good and marketable title thereto, free and clear of any mortgage, lien, security interest, pledge, escrow, charge, or other encumbrance of any kind or character whatsoever (an "Encumbrance") and, without limiting the generality of the foregoing, none of the Company Shares are subject to any voting trust, shareholder agreement or voting agreement other than the Shareholders Agreement, and (d) upon completion of the transaction contemplated by this agreement, all of the Company Shares will be owned by 360 as the registered and beneficial owner, with a good and marketable title thereto free and clear of any Encumbrance except for such Encumbrances as may have been granted by 360.

                  (n) Mi-Tech and Michels acknowledge and agree that the foregoing representations, warranties and covenants set out herein are made by Mi-Tech and Michels with the intent that they be relied upon in determining the suitability of Mi-Tech as a purchaser of Class A Subordinate Voting Shares. Mi-Tech and Michels further agree that by Mi-Tech accepting the Class A Subordinate Voting Shares, Mi-Tech and Michels shall be representing and warranting that the foregoing representations and warranties are true as at the Closing Date with the same force and effect as if they had been made by Mi-Tech and Michels at the Closing Date and shall continue in full force and effect notwithstanding any subsequent disposition by Mi-Tech of the Class A Subordinate Voting Shares. Mi-Tech and Michels undertake to notify 360 in writing of any change in any representation, warranty or other information relating to Mi-Tech or Michels set forth herein that takes place prior to the Closing Date.

                  Section 11. BLAIR'S REPRESENTATIONS AND ACKNOWLEDGMENT. On or prior to the Closing, Mi-Tech shall cause Blair to execute a Representation and Acknowledgment in the form attached as EXHIBIT E.

                  Section 12. OTHER COVENANTS.

                  (a) COOPERATION BY PARTIES; SATISFACTION OF CLOSING CONDITIONS. From the date hereof and prior to the Closing, each party shall use its commercially reasonable efforts, and will cooperate with each other, to secure as promptly as practicable all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required to enable the parties hereto to effect the transactions contemplated hereby, provided however that 360 shall not by this section be obliged to proceed with an IPO unless 360 decides to proceed, in its sole and absolute discretion.

                  (b) 360 SHAREHOLDERS AGREEMENT AND REGISTRATION RIGHTS AGREEMENT. As soon as practicable after the execution of this Agreement, 360 and Mi-Tech shall execute and deliver to the Closing Escrow Agent pursuant to the Closing Escrow Agreement (a) an agreement by which Mi-Tech agrees to be bound by the 360 Shareholders Agreement, (b) the Registration Rights Agreement, and (c) such other documents and instruments as required pursuant to the Closing Escrow Agreement.

                  Section 13. ACKNOWLEDGEMENT OF INTENDED AMENDMENT TO ARTICLES OF 360. Mi-Tech acknowledges that it has been advised that it is the intention of 360 to request its shareholders to amend the Articles of 360, to alter the share capital of 360, and to alter the rights, privileges, restrictions and conditions attached to each class of shares in the share capital of 360, as described in the draft Articles of Amendment (to be attached as EXHIBIT D as soon as practicable after the execution of this Agreement), prior to, or concurrently with, the IPO.

                  Section 14. CONDITIONS TO THE EXCHANGE.

                  (a) CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party hereto to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing, in whole or in part, by 360 or Mi-Tech, to the extent permitted by applicable law:

                  (b) No Governmental Authority shall have enacted, issued, promulgated or enforced any statute, rule, regulation, executive order, decree, judgment, preliminary or permanent injunction or other order which is in effect and which prohibits, enjoins or otherwise restrains the consummation of the transactions contemplated hereby; provided, that the parties shall use commercially reasonable efforts to cause any such decree, judgment, injunction or order to be vacated or lifted.

                  (c) Each consent or approval from, or filing with any Person, required to be obtained or made and any waiting period required to have expired in order to consummate the transactions contemplated by this agreement at the Closing shall have been obtained, or made, as the case may be, and any such waiting period shall have expired.

                  (d) The events described in Section 8 shall not then have occurred.

                  Section 15. CONDITIONS TO OBLIGATIONS OF MI-TECH. The obligations of Mi-Tech to consummate the Exchange shall be subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

                  (a) Each representation and warranty made by 360 herein shall be true and correct, in all material respects on and as of the Closing Date, with the same force and effect as though such representation and warranty had been made on and as of the Closing Date, except for changes permitted or contemplated by this agreement and except for each representation and warranty that is made as of a specific date or time, which shall be true and correct in all material respects, only as of such specific date or time.

                  (b) 360 shall have complied in all material respects with all its agreements and covenants contained herein required to be performed at or prior to the Closing to the extent such agreements and covenants relate to the Closing.

                  (c) 360 shall have delivered to Mi-Tech a certificate executed by a senior executive officer of 360, which shall be satisfactory in form and substance to Mi-Tech, certifying that the conditions set forth in paragraphs (a) and (b) have been met.

                  Section 16. CONDITIONS TO THE OBLIGATIONS OF 360. The obligations of 360 to consummate the Exchange shall be subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions:

                  (a) Each representation and warranty made by Mi-Tech and Michels herein shall be true and correct in all material respects, with the same force and effect as though such representation and warranty had been made on and as of the Closing Date, except for changes permitted or contemplated by this agreement and except for each representation and warranty that is made as of a specific date or time, which shall be true and correct, in all material respects, only as of such specific date or time.

                  (b) Mi-Tech and Michels shall have complied in all material respects with all of its agreements and covenants contained herein required to be performed at or prior to the Closing to the extent such agreements and covenants relate to the Closing.

                  (c) Each of Mi-Tech and Michels shall have delivered to 360 a certificate executed by a senior executive officer, which shall be satisfactory in form and substance to 360, certifying that the conditions set forth in paragraphs (a) and (b) have been met.

                  Section 17. SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS. All representations and warranties in this Agreement shall survive the Closing indefinitely and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of 360 or Mi-Tech. All statements contained in any certificate or other instrument delivered by 360 pursuant to this Agreement shall constitute representations and warranties by 360 under this agreement. All statements contained in any certificate or other instrument delivered by Mi-Tech or Michels pursuant to this agreement shall constitute representations and warranties by the Mi-Tech or Michels, as the case may be, under this agreement.

                  Section 18. EXPENSES. Each of the parties shall pay all the costs and expenses incurred by it or on its behalf in connection with this agreement and the consummation of the transactions contemplated hereby.

                  Section 19. CONFIDENTIALITY.

                  (a) The parties hereto hereby covenant and agree with each other that, subject to subsection 19(c), they will not disclose, or allow their respective directors, officers, employees agents, representatives or consultants, if any, to disclose, to any Person, any of the terms, conditions or other facts of or concerning this Agreement or the existence of this agreement without the prior written consent of the other parties hereto. The parties hereto hereby further covenant and agree with each other that they will at all times keep, and all reasonable and normal steps to cause their respective directors, officers, employees, agents, representatives and consultants, if any, to at all times keep, all information of every nature and kind whatsoever regarding 360, Mi-Tech and their affiliates including, without limitation, information on and/or copies of material agreements, corporate, proceedings and other data, whether transferred in writing, orally, visually, electronically or by any other means, and all analyses, studies, compilations, data, supplies or other documents prepared by any party or 360 or Mi-Tech or their affiliates containing, or based in whole or in part on, any such information or reflecting any such information, strictly confidential, and shall at no time convey or disclose, or knowingly allow their respective directors, officers, employees, agents, representatives or consultants, if any, to convey or disclose, in any manner whatsoever, to any person, firm or corporation any of the aforesaid information. The parties hereto hereby further covenant and agree with each other not to use, and to take all normal and reasonable steps to ensure that their respective directors, officers, employees, agents, representatives or consultants, if any, do not use, any of the aforesaid information except for the purposes of exercising their respective rights and performing their respective obligations under this agreement. The obligations in this Section 19(a) shall not apply to: (i) information that, at the time of its disclosure, is publicly available; (ii) information that, after the time of its disclosure, becomes publicly available other than through a breach of the confidentiality obligations of this Agreement; (iii) information that was, is, or becomes available to a party on a non-confidential basis, which a party obtains from a third person who is not known by such party as being under confidentiality obligations respecting such information; or (iv) information that, at the time of such disclosure, the receiving party already had in its own possession as evidenced by such party's written records.

                  (b) Each party hereto hereby covenants and agrees with each other party hereto to indemnify and hold harmless each other party hereto from any losses, damages, charges, fees or expenses (including reasonable lawyers' fees) arising out of or resulting from any breach of subsection 19(a). The parties hereto hereby further covenant and agree with each other not to do any act, or knowingly allow their respective directors, officers, employees, agents, representatives or consultants, if any, to do any act, to infringe upon any copyright, patent, industrial design or other proprietary rights of 360 or its affiliates.

                  (c) The parties hereto hereby further covenant and agree with each other that, in the event they, or their respective directors, officers, employees, agents, representatives or consultants, if any, become legally compelled to disclose any of the aforesaid information, or are advised by their respective legal counsel that such disclosure is required to comply with applicable law, to immediately provide the other parties with written notice so that the other parties may seek a protective order or other appropriate remedy, and to cooperate, and to cause their respective directors, officers, employees, agents, representatives and consultants, if any, to cooperate, with the other parties in any effort undertaken to obtain a protective order or other remedy. Each party hereto hereby further covenants and agrees with each other party to, in the event that such protective order or remedy is not obtained, furnish, and to cause his directors, officers, employees, agents, representatives and consultants, if any, to furnish, only that portion of the aforesaid information which he is legally required to furnish, and to use his best efforts, and to cause his directors, officers, employees, agents, representatives, and consultants, if any, to use their best efforts, to obtain an assurance from the recipient of any of the aforesaid information that confidential treatment will be accorded to such information, to the extent that such assurance is available. Notwithstanding the foregoing, each of the parties acknowledges that the parties may be required to disclose the terms of this Agreement, and provide a copy of this Agreement, in filings made by such party under applicable securities law, and may have to disclose the aforesaid information in an open court in legal proceedings between the parties, or between a party and others, and each of the parties hereby consents to such disclosure and to the filing of a copy of this Agreement for public viewing under filings required to be made by a party under applicable securities law.

                  (d) Each party hereto hereby acknowledges to and covenants and agrees with each other party hereto that a breach by it of any of its covenants contained in this Section 19 may result in damages to each of the other parties and that a monetary award would not adequately compensate for such damages, and, accordingly, that in the event of any such breach, in addition to all other remedies available in law or in equity, the other parties, or any of them, shall be entitled as a matter of right to apply to a court of competent equitable jurisdiction for such relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance by it with Section 19.

                  (e) Each of the parties hereto hereby acknowledges to and covenants and agrees with each of the other parties hereto that, notwithstanding any provision of this Agreement, its covenants contained in Section 19 survive any termination of this Agreement, whether or not it continues to hold shares in the capital of 360.

                  Section 20. UNDERWRITTEN OFFERING - LOCK-UP OF SHARES. Mi-Tech agrees, if requested in writing by the managing underwriter(s) of an IPO, not to effect any sale (or in any other way, directly or indirectly, effect any transfer, assignment, distribution, pledge, encumbrance or other disposition of, either voluntarily or involuntarily, including the assignment or transfer of voting rights, if any) (collectively, with "sale", a "Sale") of any shares or of any equity securities (or securities convertible into or exchangeable for equity securities) of 360, including, without limitation, any Sale pursuant to Canadian Securities Laws or Rule 144 under the U.S. Securities Act, (other than as part of such underwritten public offering) during the time period requested by the managing underwriter(s) not to exceed one year.

                  Section 21. RESTRICTIONS ON CONVERSION INTO VOTING SHARES. To the extent required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), if Mi-Tech elects to convert its non-voting Shares into voting Shares, Mi-Tech and (upon written request by Mi-Tech) 360 agree to file or cause to be filed, as promptly as practicable after such request, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, all reports and documents required to be filed by Mi-Tech and 360 under the HSR Act concerning the conversion transaction and (b) promptly comply with or cause to be complied with any requests by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice for additional information concerning such transactions, in order to obtain antitrust regulatory clearance as soon as possible. 360 agrees to request, and to cooperate with Mi-Tech in requesting, early termination of any applicable waiting period under the HSR Act. All fees required to be paid in connection with such filings shall be borne by 360.

                  Section 22. MODIFICATION OR AMENDMENT. The parties hereto may modify or amend this Agreement only by written agreement duly executed and delivered on behalf of the respective parties.

                  Section 23. WAIVER OF CONDITIONS.

                  (a) IN WRITING. Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.

                  (b) FAILURE OR DELAY. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  Section 24. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                  Section 25. GOVERNING LAW. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of New York without regard to the conflict of law principles thereof.

                  Section 26. NOTICES. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) when sent if sent by facsimile, provided that the fax is promptly confirmed by telephone confirmation thereof, (ii) when delivered, if delivered personally to the intended recipient, and (iii) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a party at the address for such party set forth below or to such other persons or addresses as may be designated in writing by the party to receive such notice:

                  (a) If to 360, WFN, Ledcor Communications Ltd. or the Company, to:

                           c/o 360networks inc.
                           #1510-1066 West Hastings Street
                           Vancouver, British Columbia V6E 3X1
                           Fax:     (604) 648-7747
                           Attn:    General Counsel

                           with a copy to:

                           Campney & Murphy
                           2100-1111 West Georgia Street
                           Vancouver, British Columbia  V7X 1K9
                           Fax:     (604) 688-0829
                           Attn:    Bruce Tattrie

                  (b)      If to Ledcor Inc. or Ledcor Industries, Inc., to:

                           Ledcor Industries Limited
                           Suite 1000, 1066 West Hastings Street West
                           Vancouver, British Columbia  V6E 3X1
                           Fax:     (604) 681-5372
                           Attn:    David Lede

                  (c)      If to Michels or Mi-Tech

                           Mi-Tech Communications, LLC
                           P.O. Box 128
                           Brownsville, WI  53006-0128
                           Fax:     (920) 583-3429
                           Attn:    Brian Johnson, Manager

                           with a copy to:

                           Michels Pipeline Construction, Inc.
                           P.O. Box 128
                           Brownsville, WI  53006-0128
                           Fax:     (920) 583-3429
                           Attn:    A. David Stegeman
                           and

                           Foley & Lardner
                           777 East Wisconsin Avenue
                           Milwaukee, WI  53202
                           Fax:     (414) 297-4900
                           Attn:    Marc J. Marotta

                  Section 27. ENTIRE AGREEMENT. This Agreement, the 360 Shareholders' Agreement, the documents delivered pursuant to the Closing Escrow Agreement, the Shareholders' Agreement to the extent it survives, the Transfer Agreement, dated as of December 31, 1998, and any other written agreement between the parties not expressly terminated hereunder, constitute the entire agreement among the parties hereto, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

                  Section 28. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof.

                  Section 29. CAPTIONS. The captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

                  Section 30. ASSIGNMENT. This Agreement shall not be assignable by operation of law or otherwise.

                  Section 31. DISPUTE RESOLUTION.

                  (a) RESOLUTION BY DISCUSSION BETWEEN PARTIES. The parties hereto shall attempt to resolve any disputes arising out of the terms and conditions of this Agreement by discussions between representatives of the respective parties which representatives shall have the authority to take all actions necessary for the resolution of such dispute. Such individuals shall cooperate with each other for the purpose of resolving such disputes and shall exchange such information as the other shall request for purposes thereof. If a party desires to commence such discussions, it shall notify the other and upon such notice the parties shall use their good faith efforts to resolve the dispute within 30 days of such notice. Any dispute which cannot be resolved to the satisfaction of such parties during such 30 day period may, upon written notice by any such party, be submitted to arbitration in accordance with Section 31(b) below.

                  (b) ARBITRATION. All disputes, controversies and claims which cannot be settled by mutual discussions as provided in Section 31(a) above may, upon written notice by any party be submitted to arbitration with the American Arbitration Association (the "AAA") in accordance with the rules of the AAA. The arbitration shall be conducted by three arbitrators. One arbitrator shall be appointed by 360 on behalf of itself and its affiliates and one arbitrator shall be appointed by Mi-Tech on behalf of itself and its affiliates, and the two appointed arbitrators shall select a third arbitrator. If a party shall fail to appoint an arbitrator, such party's arbitrator shall be selected in accordance with the rules and procedures of the AAA. The arbitration shall take place in New York, New York. Each of the parties agrees to provide such information as the arbitrators shall request for purposes of resolving the dispute. Any award issued by the arbitrators shall be final and binding on the parties. Judgment upon such award may be entered in any court having jurisdiction. Each of the parties shall bear its own costs in connection with the arbitration, unless the arbitrators shall otherwise determine. Nothing in this Section 31 shall prevent a party from seeking injunctive relief or other equitable or extraordinary remedies from a court of competent jurisdiction at any time prior to, or during, an arbitration initiated under the terms of this Agreement.

                  Section 32. ENFORCEMENT. The parties hereto agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other monetary and other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

                  Section 33. CURRENCY. Unless otherwise indicated, references to "dollars", "$" or "US$" are to U.S. dollars and references to "C$" are to Canadian dollars.

                  Section 34. NO PARTNERSHIP. The obligations of each of the parties to this agreement are several and not joint. Nothing in this agreement shall imply or be deemed to imply a partnership, joint venture or other relationship between the parties.

                  Section 35. FURTHER ASSURANCES. At any time or from time to time after the Closing, 360, on the one hand, and Mi-Tech and Michels, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

               [THE REST OF THE PAGE IS INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                           360NETWORKS INC.



                                           By: /s/ David Lede
                                              -----------------------
                                               (Title)


                                           WORLDWIDE FIBER NETWORKS LTD.



                                           By: /s/ David Lede
                                              -----------------------
                                               (Title)


                                           LEDCOR COMMUNICATIONS LTD.



                                           By: /s/ David Lede
                                              -----------------------
                                               (Title)


                                           LEDCOR INDUSTRIES, INC.



                                           By: /s/ David Lede
                                              -----------------------
                                               (Title)


                                           WORLDWIDE FIBER (USA) INC.



                                           By: /s/ David Lede
                                              -----------------------
                                               (Title)

                                           MI-TECH COMMUNICATIONS, LLC



                                           By: /s/ Brain P. Johnson
                                              -----------------------
                                               Brian P. Johnson, Manager


                                           LEDCOR INC.



                                           By: /s/ David Lede
                                              -----------------------
                                               (Title)


                                           MICHELS PIPELINE CONSTRUCTION, INC.



                                           By: /s/ Brain P. Johnson
                                              -----------------------
                                              Brian P. Johnson, Executive
                                               Vice President

                                    EXHIBIT B

                            CLOSING ESCROW AGREEMENT


THIS AGREEMENT is dated for reference the _ day of March, 2000.


AMONG:

                  360NETWORKS INC.
                  ----------------

                  (the "Corporation")

AND:

                  MI-TECH COMMUNICATIONS, LLC
                  ---------------------------
                  ("Mi-Tech")

AND:

                  MICHELS PIPELINE CONSTRUCTION, INC.
                  -----------------------------------

                  ("Michels")

AND:

                  CAMPNEY & MURPHY
                  ----------------

                  ("Campney")

WHEREAS:

A. By a Share Exchange Agreement dated as of March 20, 2000 by and among the Corporation, Worldwide Fiber Networks Ltd., Ledcor Communications Ltd., Ledcor Industries, Inc., Worldwide Fiber (USA), Inc., Mi-Tech, Ledcor Inc. and Michels (the "Share Exchange Agreement"), Mi-Tech agreed to exchange its 50 shares of Class A Voting Preferred Stock and 50 shares of Non-Voting Common Stock in the capital stock of Worldwide Fiber (USA), Inc. for Class A Subordinate Voting Shares in the capital stock of the Corporation, the number of such shares to be determined in the manner specified in the Share Exchange Agreement.

B. This Closing Escrow Agreement is entered into pursuant to the terms of the Share Exchange Agreement.

IN CONSIDERATION of the mutual agreements in this Agreement, pursuant to the obligations of the Corporation, Mi-Tech and Michels in the Share Exchange Agreement, and subject to the terms and conditions specified in this Agreement, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

1.1      DEFINITIONS

         In this Agreement, including the recitals and the schedules, words having a meaning defined in the Share Exchange Agreement will have the same meaning when used in this Agreement and the following words and expressions have the following meanings unless the context otherwise requires:

         "Closing Agenda" means the Closing Agenda attached as Schedule A.

         "Conditions Notice" has the meaning specified in Section 2.3.

         "Conditions Precedent" has the meaning specified in Section 2.2.

         "Escrow Documents" means the closing documents listed as document numbers -, - [LIST] in the Closing Agenda.

         "Escrow Release Notice" has the meaning specified in Section 2.3.

         "IPO Notice" has the meaning specified in Section 2.3.

         "Notice Deadline" has the meaning specified in Section 2.3.

          "Share Exchange Agreement" has the meaning specified in the Recitals.

         "Transaction Parties" means the Corporation, Mi-Tech and Michels.

                                   ARTICLE 2
                                 CLOSING ESCROW

2.1      DELIVERY OF ESCROW DOCUMENTS

         All of the Escrow Documents shall be signed by the applicable Transaction Party or Transaction Parties, and the other parties thereto, as applicable, with the number of copies specified in the Closing Agenda, left undated, and delivered in escrow to Campney on or before March -, 2000 (or such other time as may be agreed upon between the Transaction Parties), to be held in escrow pursuant to the terms of this Agreement. The Escrow Documents shall not be considered to have been delivered unless and until Campney has sent the Escrow Release Notice in accordance with Section 2.3. With the consent of Mi-Tech and Michels (such consent not to be unreasonably withheld or delayed), the Corporation may from time to time replace an Escrow Document delivered by it and, with the consent of the Corporation not to be unreasonably withheld, Mi-Tech and Michels may from time to time replace an Escrow Document delivered by either of them (by way of an example only, such a replacement might be necessary if a representation in the Share Exchange Agreement was no longer accurate, and an amendment to a bring down certificate was required as a result).

2.2      CONDITIONS PRECEDENT TO THE EXCHANGE

         Notwithstanding that the Escrow Documents have been placed in escrow, the obligations of the Corporation, Michels and Mi-Tech to complete the Share Exchange Agreement shall continue to be subject to the condition precedents (the "Conditions Precedent") set forth in Sections 14, 15 and 16 of the Share Exchange Agreement, but, for greater clarity, there shall be no other conditions precedent to the closing of the Share Exchange Agreement.

2.3      RELEASE FROM ESCROW FOR CLOSING

If, on or before June 1, 2000 (the "Notice Deadline"), Campney receives from the Corporation a written notice (the "IPO Notice") that the IPO is about to close, on the date of the IPO Notice, and that there are no conditions to the completion of the closing of the IPO other than the closing of the Share Exchange Agreement, such notice to also specify the IPO Price, then, provided that, before sending the Escrow Release Notice in accordance with Section 2.3(b), Campney has not received notice in writing from Mi-Tech referring to either Section 14 or Section 15 of the Share Exchange Agreement and advising that it is the position of Mi-Tech, as the case may be, that one of the events described in Sections 14 or 15 has failed to occur and that Mi-Tech does not waive such condition (a "Conditions Notice"), Campney shall forthwith proceed to:

         (a) insert the date of the closing of the IPO in those documents that are described as documents -, -, -, and - in the Closing Agenda;

         (b) send by fax to the Transaction Parties (at the fax numbers specified in the Share Exchange Agreement) a notice in writing advising that the Escrow Documents are by such notice released from escrow (the "Escrow Release Notice"), and send by fax to Mi-Tech and Michels photocopies of the IPO Notice;

         (c) deliver to the Transaction Parties and their legal counsel the Escrow Documents in accordance with the provisions for delivery in the Closing Agenda.

2.4      DELIVERY OF SHARE CERTIFICATE

         Within three Business Days after the delivery by Campney of the Escrow Release Notice, the Corporation shall deliver to Mi-Tech and to Blair the share certificates described in, and in accordance with the terms of, Section 2(b) of the Share Exchange Agreement.

2.5      EFFECT OF ESCROW RELEASE NOTICE

         Upon Campney sending the Escrow Release Notice as specified in Section 2.3, the Share Exchange Agreement will be deemed to have been completed effective such date, the Conditions Precedent will be deemed to be satisfied or waived on such date and, upon Campney making the deliveries described in Sections 2.3(c), Campney shall have fulfilled its obligations as escrow agent and this Agreement shall terminate.

2.6      RELEASE FROM ESCROW IF NO CLOSING

         If Campney does not receive the IPO Notice by the Notice Deadline or if Campney receives a Conditions Notice before sending the Escrow Release Notice, then, unless the Corporation, Michels and Mi-Tech otherwise agree in writing:

         (a) the Escrow Documents shall be released from escrow and, at the election of Campney, destroyed (except that the share certificates listed as item - on the Closing Agenda shall not be destroyed and shall be returned to Mi-Tech or its legal counsel) or returned unused to the parties who delivered them into escrow, on the basis that the Escrow Documents are not delivered and have no effect;

         (b) the parties to the Share Exchange Agreement shall have no further obligations to each other under this Agreement,

and upon Campney returning or destroying the Escrow Documents in accordance with the foregoing, Campney shall have fulfilled its obligations as escrow agent and this Agreement shall terminate.

                                   ARTICLE 3
                               ESCROW AGENT TERMS

3.1      IRREVOCABLE AUTHORIZATION TO CAMPNEY

         The Transaction Parties hereby irrevocably authorize and direct Campney to hold the Escrow Documents in escrow and to carry out the terms of the escrow, in accordance with the terms of this Agreement.

3.2      CAMPNEY LEGAL COUNSEL TO THE CORPORATION

         Mi-Tech and Michels acknowledge that Campney is legal counsel to the Corporation, and each of Mi-Tech and Michels expressly consents to Campney also acting as escrow agent pursuant to this Agreement, notwithstanding its representation of the Corporation.

3.3      DUTIES LIMITED

         Campney shall act at all times and for all purposes under this Agreement as an escrow agent. However, the duties and powers of Campney shall only be as expressly stated in this Agreement and no further duties shall be implied.

3.4      INDEMNITY AND LIMITATION OF LIABILITIES

         The Transaction Parties agree that:

         (a) The Transaction Parties shall jointly and severally indemnify and save Campney harmless from and against any losses, claims and damages arising out of this Agreement or Campney's possession or disposition of the Escrow Documents, except where the losses, claims or damages are caused by Campney's deliberate and wilful breach of this Agreement.

         (b) Campney shall not incur any liability for anything done by Campney in pursuance of the duties of Campney hereunder, unless caused by Campney's deliberate and wilful breach of this Agreement, and the Transaction Parties each release Campney of and from any and all liability from any and all claims and demands both at law and in equity that the Transaction Parties, or any of them, may now or hereafter have against Campney relating to anything done by Campney in pursuance of its duties hereunder, unless arising out of or from Campney's deliberate and wilful breach of this Agreement.

         (c) Campney shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any of the Escrow Documents deposited with Campney.

         (d) Campney shall be protected in acting upon any written notice, request, waiver, consent, receipt, statutory declaration or other paper or document furnished to Campney, and signed by or purporting to be signed by any of the Transaction Parties, or any of the directors and officers thereof, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information contained therein, which Campney in good faith believes to be genuine.

         (e) If Campney considers such action necessary or desirable, Campney may at any time apply to any court of competent jurisdiction to interplead the Escrow Documents or any of them.

         (f) Campney shall have no liability for lost, misplaced or destroyed documents, unless such documents are lost, misplaced or destroyed by Campney's deliberate and wilful breach of this Agreement.

3.5      COURT ORDERS

         Any and all requirements of Campney to do any acts pursuant to the terms of this Agreement will always be subject to an order of a court of competent jurisdiction.

3.6      FEES

         The fees and expenses of Campney for acting hereunder shall be paid by the Corporation.

                                   ARTICLE 4
                                     GENERAL

4.1      GOVERNING LAW AND ATTORNMENT

         This Agreement will be governed by and construed in accordance with the substantive laws of British Columbia and the federal laws of Canada applicable in British Columbia, without regard to the conflict of law rules of British Columbia. The parties irrevocably submit to and accept generally and unconditionally the exclusive jurisdiction of the courts and appellate courts of British Columbia with respect to any legal action or proceeding which may be brought at any time relating in any way to this Agreement. Each of the parties irrevocably waives any objection it may now or in the future have to the venue of any such action or proceeding, and any claim it may now or in the future have that any such action or proceeding has been brought in an inconvenient forum.

4.2      TIME OF THE ESSENCE OF THE AGREEMENT

         Unless otherwise specifically provided in this Agreement, time will be of the essence of this Agreement and of the transactions contemplated by this Agreement.

4.3      NOTICES

         Any notice, direction, request or other communication required or contemplated by any provision of this Agreement will be given in writing and will be given by delivering or faxing the same to the parties as follows:

         (a)      To the Corporation at:

                  c/o 360networks inc.
                  #1510-1066 West Hastings Street
                  Vancouver, British Columbia  V6E 3X1
                  Fax:  (604) 681-6822

                  Attention:   General Counsel
                  Fax No.:     (604) 648-7747

         (b)      To Mi-Tech or Michels at:

                  Mi-Tech Communications, LLC
                  P.O. Box 128
                  Brownsville, WI 53006-0128
                  Fax:  (920) 583-3429

                  Attention:   Brian Johnson, Manager
                  Fax No.:     (920) 583-3429

                  with a copy to:

                  Foley & Lardner
                  Firstar Center
                  777 East Wisconsin Avenue
                  Milwaukee, WI  53202-5367

                  Attention:   Mr. Marc Marotta
                  Fax No.:     (414) 297-4900

         (c)      To Campney at:

                  Campney & Murphy
                  P.O. Box 48800
                  2100 - 1111 West Georgia Street
                  Vancouver, B.C.
                  V7X 1K9

                  Attention:   Bruce Tattrie
                  Fax No.:     (604) 688-0829

         Any such notice, direction, request or other communication will be deemed to have been given or made on the date on which it was delivered or, in the case of fax, on the next business day after receipt of transmission. Any party may change its fax number or address for service or email address from time to time by written notice in accordance with this section.

4.4      ASSIGNMENT

         This Agreement is not assignable by any party in whole or in part, without the prior written consent of the other parties.

4.5      COUNTERPARTS

         This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All of these counterparts will for all purposes constitute one agreement, binding on the parties, notwithstanding that all parties are not signatories to the same counterpart. A fax transcribed copy or photocopy of this Agreement executed by a party in counterpart or otherwise will constitute a properly executed, delivered and binding agreement or counterpart of the executing party.

4.6      WAIVER

         No failure or delay on the part of any party in exercising any power or right under this Agreement will operate as a waiver of such power or right. No single or partial exercise of any right or power under this Agreement will preclude any further or other exercise of such right or power. No modification or waiver of any provision of this Agreement and no consent to any departure by any party from any provision of this Agreement will be effective until the same is in writing. Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any party in any circumstances will entitle such party to any other or further notice or demand in similar or other circumstances.

4.7      FURTHER ASSURANCES

         Each of the parties will promptly execute and deliver to the other party such further documents and assurances and take such further actions as any of the others may from time to time request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies intended to be created in favour of the others.

4.8      ENTIRE AGREEMENT

         This Agreement, the Share Exchange Agreement and any documents and agreements to be delivered pursuant to this Agreement or the Share Exchange Agreement supersede all previous invitations, proposals, letters, correspondence, negotiations, promises, agreements, covenants, conditions, representations and warranties with respect to the subject matter of this Agreement. There is no representation, warranty, collateral term or condition or collateral agreement affecting this Agreement, other than as expressed in writing in this Agreement.

4.9      AMENDMENTS

         No change or modification of this Agreement will be valid unless it is in writing and signed by each party to this Agreement.

4.10     HEADINGS AND CAPTIONS

         The headings and captions of sections and paragraphs contained in this Agreement are all inserted for convenience of reference only and are not to be considered when interpreting this Agreement.

4.11     ENUREMENT

         Subject to the restrictions on transfer contained in this Agreement, this Agreement will enure to the benefit of and be binding on the parties and their respective successors and assigns.

           [THE REST OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

IN WITNESS WHEREOF the parties have executed this Agreement on the dates stated below.

360NETWORKS INC.

Per:
___________________________________
Authorized Signatory


MI-TECH COMMUNICATIONS, LLC

Per:
___________________________________
Authorized Signatory


MICHELS PIPELINE CONSTRUCTION, INC.

Per:
___________________________________
Authorized Signatory


CAMPNEY & MURPHY

Per:
___________________________________
Partner

                                   SCHEDULE A


                                 CLOSING AGENDA

                                    EXHIBIT C



                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT, dated as of ____________, 2000, by and among MI-TECH COMMUNICATIONS, LLC, a Wisconsin limited liability company ("Mi-Tech") and 360NETWORKS INC., a Canadian company incorporated in the Province of Alberta (formerly called Worldwide Fiber Inc.) (the "Company").


                              W I T N E S S E T H :

                  WHEREAS, pursuant to an agreement by and among Mi-Tech, the Company, Worldwide Fiber Networks, Ltd., Ledcor Communications Ltd., Ledcor Industries, Inc., Worldwide Fiber (USA), Inc. (formerly known as Pacific Fiber Link, Inc.) ("Worldwide (USA)"), Ledcor, Inc. and Michels Pipeline Construction, Inc., dated March 20, 2000, Mi-Tech is, as of the date hereof, exchanging its shares of Class A Voting Preferred Stock and Non-Voting Common Stock of Worldwide (USA) for Class A Subordinate Voting Shares of the Company (hereinafter the "Exchange"); and

                  WHEREAS, the Company desires to allow Mi-Tech and its Affiliates, as well as William Blair & Company ("Blair") to publicly sell such Class A Subordinate Voting Shares of the Company pursuant to certain registration statements which may be filed by the Company under the Securities Act of 1933, as amended (the "Act") pursuant to the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants and promises herein made and mutual benefits to be derived from this Agreement, it is hereby agreed as follows:

                  1. DEFINITIONS. All capitalized terms used in this Agreement shall have, unless otherwise defined below in this Section 1 or otherwise in this Agreement, the meaning ascribed such terms in that certain Shareholders Agreement dated December 31, 1998, among the Company, Worldwide Fiber Networks Ltd., Ledcor Industries Inc., Mi-Tech, Ledcor, Inc., Ledcor Communications Ltd., Worldwide (USA) and Michels Pipeline Construction, Inc. (the "Shareholders Agreement").

                  "AFFILIATE" means any Person which directly or indirectly controls, or is under common control with, or is controlled by another Person, where "control" means the possession, directly or indirectly, of more than fifty percent (50%) of the combined voting power of all outstanding securities, or the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) and shall be deemed to include senior employees of Mi-Tech or Michels designated by Mi-Tech or Michels by notice to the Company from time to time.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" means the Class A Subordinate Voting Shares of the Company.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "HOLDER" means Mi-Tech and any of its Affiliates and Blair holding Registrable Stock

                  "OTHER REGISTRATION RIGHTS AGREEMENTS" means the Private Equity Registration Rights Agreement, the Registration Rights Agreement between the Company and Canadian National Railway, and the agreements to provide registration rights to Gregory B. Maffei, Ramsey Beirne Investment Partners LLC, Madison Square Inc. and Larry R. Olsen.

                  "PERSON" means any natural person, partnership, corporation or other legal entity.

                  "PRIVATE EQUITY REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of September 9, 1999 between the Company, DWF SRL, GSCP3 WWF (Barbados) SRL, Providence Equity Fiber, L.P. and Tyco Group S.a.r.l.

                  "REGISTRABLE STOCK" means the Common Stock issued or issuable to Mi-Tech and its Affiliates and Blair upon conversion of the Worldwide (USA) Stock and any other shares of Common Stock issued in respect of such shares by way of a stock dividend, or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, share exchange or reorganization; PROVIDED, HOWEVER, that Registrable Stock shall not include shares of Common Stock which the holder thereof is entitled to sell into the public market, together with all other Registrable Stock of the Company beneficially owned by such holder (and all Registrable Stock as to which such holder shares beneficial ownership) that is at the time of registration, transferable by the holder thereof in a single brokerage transaction under the provisions and within the volume limitations or Rule 144(e)(1) promulgated under the Securities Act or any successor to such Rule.

                  "REGISTRATION STATEMENT" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8, Form S-4, or successor form).

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "WORLDWIDE (USA) STOCK" means all shares of stock of Worldwide
(USA) owned by Mi-Tech or its Affiliates.

                  2. REQUIRED REGISTRATION.

                  (a) [Deleted]

                  (b) At any time following one (1) year after the effective date of the first registration statement filed by the Company under the Securities Act covering an underwritten offering of its securities to the general public, the Holder or Holders holding, in the aggregate, at least fifty percent (50%) of the then outstanding Registrable Stock, may by notice in writing to the Company request that the Company file a Registration Statement with respect to all or any portion of shares of Registrable Stock the aggregate proceeds of which (after deduction for underwriter's discounts and expenses related to the issuance) are reasonably expected to exceed $5,000,000. Notwithstanding anything to the contrary contained herein, if the Company shall furnish to Holder a certificate signed by the President of the Company stating that in good faith judgment of the Board it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future due to pending Company events, or that it would require disclosure of material non-public information relating to the Company which, in the reasonable opinion of the Board, should not be disclosed, then the Company's obligation to use all reasonable efforts to register, qualify or comply under this Section 2 shall be deferred for a period not to exceed one hundred eighty
(180) days from the date of receipt of written request from such Holders; PROVIDED, HOWEVER, that the Company may not utilize this right more than once in any twelve (12) month period.

                  (c) Following receipt of any notice given under this Section 2 by Holders of Registrable Stock, the Company shall immediately notify all Holders from whom notice has not been received that such registration is to be effected and shall use its best efforts to register under the Securities Act the number of shares of Registrable Stock specified in such notice (and in all notices received by the Company from other holders within twenty (20) days after the giving of such notice by the Company to such other Holders). The Holders of a majority of the shares of Registrable Stock to be sold in such offering may designate the managing underwriter of such offering (subject to the consent of the Company, which consent will not be unreasonably withheld). The Company shall be obligated to register Registrable Stock pursuant to Section 2(b) on two (2) occasions only, PROVIDED, HOWEVER, that such obligation shall be deemed satisfied only when a Registration Statement covering all shares of Registrable Stock specified in notices received as aforesaid and which have not been withdrawn by the Holders thereof shall have become effective. A registration which does not become effective after the Company has filed a Registration Statement with respect thereto solely by reason of the refusal of the requesting Holders to proceed shall be deemed to have been effected by the Company at the request of such requesting Holders unless such requesting Holders shall have elected to pay all the Company's reasonable expenses in connection with such registration.

                  (d) The Holders requesting registration under this Section 2 must distribute the Registrable Stock covered by their request by means of a public offering underwritten by a reputable national or regional underwriter. The rights of any Holder to include its Registrable Stock in such registration under this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Stock in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Stock through such underwriting shall (together with the Company as provided in Section 4(b)) enter into an underwriting agreement in customary form with the managing underwriter designated for such underwriting.

                  (e) If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Registrable Stock requested for inclusion pursuant to this Section 2 would interfere with the successful marketing of a smaller number of shares to be offered, then the number of shares of Registrable Stock to be included in the offering shall be reduced to the required level. The Company shall be entitled to include in any Registration Statement referred to in this Section 2 shares of Common Stock to be sold by the Company for its own account, and pursuant to the exercise of piggyback registration rights granted by the Company pursuant to the Other Registration Rights Agreements, except as and to the extent that, in the opinion of the managing underwriter, such inclusion would adversely affect the marketing of the Registrable Stock of the Holders to be sold.

                  (f) Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2(b) during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; PROVIDED, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

                  3. INCIDENTAL REGISTRATION. Each time the Company shall determine to file a Registration Statement (other than in connection with the initial public offering of the Company) in connection with the proposed offer and sale for money of any of its securities by it or any of its security holders, the Company will give written notice of its determination to all Holders. Upon the written request of a Holder given within ten (10) days after the giving of any such notice by the Company, the Company will use its best efforts to cause all such shares of Registrable Stock, the Holders of which have so requested registration thereof, to be included in such Registration Statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Stock to be so registered. If the Registration Statement is to cover an underwritten distribution, the Company shall use its best efforts to cause the Registrable Stock requested for inclusion pursuant to this Section 3 to be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all of the Registrable Stock requested for inclusion pursuant to this Section 3 and other securities would interfere with the successful marketing of a smaller number of shares to be offered, then the number of shares of Registrable Stock and other securities to be included in the offering (except for shares: (a) to be issued by the Company in an offering initiated by the Company; (b) shares to be registered pursuant to the Private Equity Registration Rights Agreement; or (c) shares to be registered pursuant to the exercise of a demand registration right held by one of the Company's security holders) shall be reduced to the required level with the participation in such offering to be PRO RATA among the holders thereof requesting such registration, based upon the number of shares of Registrable Stock and other securities owned by such holders.

                  4. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 2 or 3 hereof to effect the registration of shares of Registrable Stock under the Securities Act, the Company will, at its expense, as expeditiously as possible:

                  (a) In accordance with the Securities Act and the rules and regulations of the Commission, prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for a period of one hundred twenty (120) days or until the securities covered by such Registration Statement have been sold, whichever first occurs, and prepare and file with the Commission such amendments to such Registration Statement (and use its best efforts to cause post-effective amendments to become and remain effective) and supplements to the prospectus contained therein as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

                  (b) If the offering is to be underwritten in whole or in part, enter into a written underwriting agreement in customary form with the managing underwriter of the public offering;

                  (c) Furnish to the participating Holders and to the underwriters such reasonable number of copies of the Registration Statement (including all exhibits thereto), preliminary prospectus, final prospectus and such other documents as such underwriters and participating Holders may reasonably request in order to facilitate the public offering of such securities;

                  (d) Use its best efforts to register or qualify the securities covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions (i) as shall be reasonably appropriate for the distribution of the securities covered by such Registration Statement or (ii) as such participating Holders and underwriters may reasonably request within twenty (20) days following the original filing of such Registration Statement, except that the Company shall not for any purpose be required to execute a general consent to service of process, to subject itself to taxation, or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

                  (e) Notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

                  (f) Notify the Holders participating in such registration promptly of any request by the Commission or any state securities commission or agency for the amending or supplementing of such Registration Statement or prospectus or for additional information;

                  (g) Prepare and file with the Commission, promptly upon the request of any such participating Holders, any amendments or supplements to such Registration Statement or prospectus which is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Stock by such participating Holders;

                  (h) Prepare and promptly file (in any event within twenty (20) days) with the Commission, and immediately notify such participating Holders of the need to file and of the filing of, such amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (i) In case any of such participating Holders or any underwriter for any such Holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplement to such Registration Statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

                  (j) Advise such participating Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission or any state securities commission or agency suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                  (k) At the request of any participating Holder (i) furnish on the date that such Registrable Stock is delivered to the underwriters for sale in connection with such registration, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, in form and substance as it customarily provided by issuer's counsel to underwriters in an underwritten public offering and (ii) use its best efforts to furnish letters dated each such effective date and such closing date, from the independent certified public accountants of the Company, addressed to the underwriters, in form and substance as is customarily provided by independent certified public accountants to underwriters in an underwritten public offering; and

                  (l) Cooperate with the Holders to facilitate the timely preparation and delivery (under normal way settlement procedures) of certificates representing securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of securities pursuant to such Registration Statement.

                  5. EXPENSES. With respect to each registration effected pursuant to Section 2 and 3 hereof, all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith shall be borne by the Company; PROVIDED, HOWEVER, that security Holders participating in any such registration shall bear (a) their PRO RATA share of the underwriting discounts and selling commissions; (b) the fees and expenses of more than one counsel for the selling Holders selected by Holders of a majority of the Registrable Stock to be registered, which additional counsel, if any, shall be paid by the Holder or Holders that engaged such counsel; and (c) expenses in excess of $15,000 of any special audit required in connection with a demand registration, which shall be paid by the selling Holders in proportion to the aggregate value of the securities offered for sale by each of them. The fees, costs and expenses of registration to be borne by the Company as provided in this Section 5 above, shall include, without limitation, all registration, filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are otherwise required to bear such fees and disbursements), all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, reasonable fees and disbursement of one counsel for the Holders and the premiums and other costs of policies of insurance insuring the Company against liability arising out of such public offering. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 above if the registration request is subsequently withdrawn (other than a withdrawal due to (i) a material adverse change in the Company's business or financial condition or (ii) a reduction in the closing sale price of the Company's Common Stock (as reported in THE WALL STREET JOURNAL) since the registration was initiated by the Holders) at the request of the Holders of a majority of the Registrable Stock to be registered (which Holders shall bear such expenses), unless the Holders of a majority of the Registrable Stock agree to forfeit the right to one demand registration pursuant to Section 2.

                  6. INDEMNIFICATION AND CONTRIBUTION.

                  (a) The Company will indemnify and hold harmless each Holder of shares of Registrable Stock which are included in a Registration Statement pursuant to the provisions of this Agreement, the directors, officers, employees and agents of such Holder, any underwriter (as defined in the Securities Act) of the securities covered by the Registration Statement, the directors, officers, employees and agents of such underwriter, and any Person who controls such Holder or such underwriter within the meaning of the Securities Act or the Exchange Act, and each of their successors, from and against any and all claims, actions, demands, losses, damages or liabilities (including legal and other expenses reasonably incurred in connection with defending same), joint or several (collectively, "Damages"), to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such Damages arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement (including all documents incorporated therein by reference) as originally filed or in any amendment thereto, any preliminary or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the ommission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of or are based on any violation or alleged violation of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration and agrees to reimburse each such Holder, as incurred, for any legal or other expenses reasonably incurred by it in connection with the investigation or defending any such Damages; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such Damages arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in strict conformity with information furnished by such Holder, such underwriter or such controlling Person in writing specifically for use in the preparation thereof. This indemnity shall be in addition to any liability which the Company may otherwise have and shall be in addition to any subsequently executed indemnity agreements.

                  (b) Each Holder of shares of the Registrable Stock which are included in a registration pursuant to the provisions of this Agreement will, severally, indemnify and hold harmless the Company, the directors, officers, employees and agents of the Company, any underwriter (as defined in the Securities Act) of the securities covered by the Registration Statement, the directors, officers, employees and agents of such underwriter, and any Person who controls the Company or such underwriter within the meaning of the Securities Act or the Exchange Act, and each of their successors, from and against any and all Damages, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such Damages arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement (including all documents incorporated therein by reference) as originally filed or in any amendment thereto, any preliminary or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder for use in the preparation thereof. This indemnity shall be in addition to any liability which such Holder may otherwise have and shall be in addition to any subsequently executed indemnity agreements.

                  (c) Promptly after receipt by a party to be indemnified pursuant to the provision of paragraph (a) or (b) of this Section 6 (an "indemnified party") of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of paragraph (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6 and shall not relieve the indemnifying party from liability under this Section 6 unless such indemnifying party is prejudice by such omission. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification is such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances for which indemnification is provided under this Section 6; then, and in each such case, the Company and such Holder will contribute to the aggregate Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each Person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d); PROVIDED, HOWEVER, that, in any such case, no Person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors, employees or agents or controlling Persons referred to in Section 6 hereof, and will survive the sale by a Holder of securities covered by a Registration Statement.

                  7. REPORTING REQUIREMENTS UNDER EXCHANGE ACT. When it is first legally required to do so, the Company shall register its Common Stock under
Section 12 of the Exchange Act and shall keep effective such registration and shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act. From and after the effective date of the first Registration Statement filed by the Company, the Company shall (whether or not it shall then be required to do so) timely file such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. The Company acknowledges and agrees that the purposes of the requirements contained in this Section 7 are (a) to enable any such Holder to comply with the current public information requirement contained in Paragraph (c) of Rule 144 under the Securities Act should such Holder ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar or successor exemptive provision), and (b) to qualify the Company for the use of Registration Statements on Form S-3 or Form F-3 (or any successor form or forms). In addition, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar or successor exemptive provision hereafter in effect) and the use of Form S-3 or Form F-3 (or any successor form or forms). From and after the effective date of the first Registration Statement filed by the Company, the Company agrees to use its best efforts to facilitate and expedite transfers of Registrable Stock pursuant to Rule 144 under the Securities Act (or any similar or successor exemptive provision hereafter in effect), which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Stock.

                  8. DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

                  9. WAIVERS. The terms provided for in this Agreement may be amended, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by a writing executed by the Company and the Holders of a majority of the Registrable Stock, and any such amendment, waiver, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder be materially increased, except upon the written consent of such Holder.

                  10. ASSIGNMENT. The rights to cause the Company to register securities granted to Holders by the Company pursuant hereto may not be transferred or assigned for 180 days after the date of grant except to any Affiliate of a Holder; PROVIDED that the Company is, within a reasonable period of time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and PROVIDED, FURTHER, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

                  11. TERMINATION. The registration rights provided for in this Agreement shall terminate as to all Holders on the fifth anniversary of the closing of the Company's first public offering (the "Fifth Anniversary") PROVIDED, HOWEVER, such termination shall be postponed until the later of (i) that number of days following such Fifth Anniversary equal to the number of days, if any, between the date of such first public offering and the Fifth Anniversary that the Common Stock of the Company is not traded on a national stock exchange or the Nasdaq National Market System (or any successor organization) and (ii) if as of the Fifth Anniversary, the Company is not so traded, then, one year following such date as the Company first resumes trading on a national stock exchange or the Nasdaq National Market System (or any successor organization).

                  12. THIRD PARTY BENEFICIARIES. Blair and any Affiliate of Mi-Tech who is a Holder shall be express third party beneficiaries of this Agreement.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                            MI-TECH COMMUNICATIONS LLC



                                            By: ______________________________
                                                Brian P. Johnson, Manager



                                            360NETWORKS INC.



                                            By: ______________________________
                                                ______________________________

                                    EXHIBIT D

                          ARTICLES OF AMENDMENT OF 360



                   To be provided by 360 to Mi-Tech as soon as
                 possible after the execution of this Agreement.

                                    EXHIBIT E

                    BLAIR REPRESENTATION AND ACKNOWLEDGEMENT



TO:               360networks inc.

WHEREAS:

A. By an Agreement made as of the 20th day of March 2000 (the "Share Exchange Agreement") by and among 360networks inc. ("360"), Worldwide Fiber (USA), Inc. (the "Company"), Mi-Tech Communications, LLC ("Mi-Tech"), Michels Pipeline Construction, Inc. and the other parties named therein, Mi-Tech agreed to exchange its shares of the Company for Class A Subordinate Voting Shares of 360, and assigned 2% of its subscription rights in respect thereof to William Blair & Company ("Blair").

B. Under the Share Exchange Agreement Mi-Tech has agreed that, prior to the issuance of shares (the "Blair Shares") by 360 to Blair, it shall cause Blair to execute and deliver this instrument to 360.

THEREFORE, in consideration of the issuance of the Blair Shares to Blair, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Blair covenants to and for the benefit of 360 as follows:

                  Section 1. DEFINED TERMS. Terms having a meaning defined in the Share Exchange Agreement shall have the same meaning when used in this instrument, unless the context otherwise requires.

                  Section 2. REPRESENTATIONS AND WARRANTIES OF BLAIR. Blair represents, warrants and acknowledges to 360 as of the date hereof and, unless otherwise provided, as of the Closing Date, as follows:

                  (a) Blair is acquiring Class A Subordinate Voting Shares as principal with an aggregate acquisition cost to Blair of not less than C$150,000 and is purchasing the Class A Subordinate Voting Shares for investment only and not with a view to resale or distribution in violation of applicable securities laws.

                  (b) Blair, if a "U.S. Person" (as defined in Regulation S under the United States Securities Act of 1993, as amended (the "1933 Act"), is an "Accredited Investor" (as defined in Rule 501 under the 1933 Act). Blair is acquiring the Class A Subordinate Voting Shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Class A Subordinate Voting Shares in violation of the United States securities laws. If Blair decides to offer, sell or otherwise transfer any of the Class A Subordinate Voting Shares, it will not offer, sell or otherwise transfer any of such Class A Subordinate Voting Shares directly or indirectly, unless such sale is made in compliance with, or in reliance of an exemption from, the 1933 Act and applicable state securities laws. Blair understands and agrees that there may be material tax consequences to Blair of an acquisition or disposition of the Class A Subordinate Voting Shares and that, except as expressly set forth in this Agreement, 360 gives no opinion and makes no representation with respect to the tax consequences to Blair under United States, state, local or foreign tax law of Blair's acquisition or disposition of such securities.

                  (c) Blair acknowledges that no offering memorandum, prospectus or registration statement has been prepared or filed by 360 with any securities commission or similar authority in any jurisdiction in connection with the Exchange and the issue and sale of Class A Subordinate Voting Shares to Blair is subject to such sale being exempt from the requirements of applicable securities laws as to the filing of an offering memorandum, prospectus or registration statement.

                  (d) Blair has received and reviewed 360's Registration Statement on Form F-1 as filed with the Securities and Exchange Commission of the United States on January 28, 2000 and has had the opportunity to discuss the disclosure therein, as well as developments, concerning 360 and the industry in which it competes, with representatives of 360 and has received complete answers to all of its questions. Blair is not relying on any written or oral representations made by 360, except to the extent expressly provided in this Agreement.

                  (e) To Blair's knowledge, the Class A Subordinate Voting Shares were not advertised in printed media of general and regular paid circulation, radio or television and Blair has not purchased the Class A Subordinate Voting Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

                  (f) Blair has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder and is able to bear the economic risk of loss of such investment.

                  (g) Blair understands that the Class A Subordinate Voting Shares have not been and will not be registered under the 1933 Act, as amended, or the securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirements and Blair understands and agrees that the Class A Subordinate Voting Shares may not be traded in the United States or by or on behalf of a U.S. Person or a person in the United States unless permitted by the terms of the 360 Shareholders Agreement and either registered under the 1933 Act and any applicable state securities laws or an exemption from such registration requirements is available and that certificates representing the Class A Subordinate Voting Shares will bear a legend to such effect.

                  (h) Blair understands that no prospectus has been or will be filed in accordance with the securities laws, and the regulations thereunder, of, and the applicable published rules, policy statements, blanket orders and notices of the securities regulatory authorities in the provinces and territories of Canada (the "Canadian Securities Laws") qualifying the distribution of the Class A Subordinate Voting Shares in any province or territory of Canada and that the Class A Subordinate Voting Shares may not be offered or sold by Blair in any province or territory of Canada except pursuant to an applicable exemption from the prospectus requirements of the applicable Canadian Securities Laws and from a dealer appropriately registered under the applicable Canadian Securities Laws or, other than in Ontario, in accordance with an exemption from the registration requirements of such laws.

                  (i) Blair has not employed any broker or finder in connection with the transactions contemplated by the Share Exchange Agreement.

                  (j) Blair acknowledges and agrees that the foregoing representations, warranties and covenants set out herein are made by Blair and Michels with the intent that they be relied upon in determining the suitability of Blair as a purchaser of Class A Subordinate Voting Shares. Blair further agrees that by Blair accepting the Blair Shares, Blair shall be representing and warranting that the foregoing representations and warranties are true as at the Closing Date with the same force and effect as if they had been made by Blair at the Closing Date and shall continue in full force and effect notwithstanding any subsequent disposition by Blair of the Class A Subordinate Voting Shares. Blair undertakes to notify 360 in writing of any change in any representation, warranty or other information relating to Blair set forth herein that takes place prior to the Closing Date.

                  Section 3. UNDERWRITTEN OFFERING - LOCK-UP OF SHARES. Blair agrees, if requested in writing by the managing underwriter(s) of an IPO, not to effect any sale (or in any other way, directly or indirectly, effect any transfer, assignment, distribution, pledge, encumbrance or other disposition of, either voluntarily or involuntarily, including the assignment or transfer of voting rights, if any) (collectively, with "sale", a "Sale") of any shares or of any equity securities (or securities convertible into or exchangeable for equity securities) of 360, including, without limitation, any Sale pursuant to Canadian Securities Laws or Rule 144 under the U.S. Securities Act, (other than as part of such underwritten public offering) during the time period requested by the managing underwriter(s) not to exceed one year.

                  Section 4. GOVERNING LAW. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of New York without regard to the conflict of law principles thereof.

                  Section 5. ENUREMENT. This instrument shall be binding upon Blair and its successors and shall enure to the benefit of 360 and its successors and assigns.

EXECUTED this ________ day of March, 2000.

                                               WILLIAM BLAIR & COMPANY

                                               Per:

                                               _________________________________
                                               Signature

                                               _________________________________
                                               Name

                                               _________________________________
                                               Title



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